As filed with the Securities and Exchange Commission on September 29, 2005	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Samsonite Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	3100	36-3511556
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11200 East 45th Avenue

Denver, Colorado  80239

(Address of principal executive offices)

Samsonite Corporation Directors’ Stock Plan

(Full titles of the plans)

Richard H. Wiley

Chief Financial Officer

Samsonite Corporation

11200 East 45th Avenue

Denver,  Colorado  80239-3018

(303) 373-6373

 (Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum		Proposed maximum		Amount of
Title of each class of	Amount to be	offering price		aggregate		registration
securities to be registered	Registered (1)	per share		offering price		fee
Common stock, par value $.01 per share
Shares previously registered	19,685	n/a	(2)	n/a	(2)	n/a	(2)
Shares not previously registered	200,000	$.61	(3)	$122,000		$14

(1)                                  This Registration Statement covers 200,000 shares, not previously registered, under the Samsonite Corporation Directors’ Stock Plan (“Directors’ Plan”).  In addition, this Registration Statement covers 19,685 shares (the “Carried Forward Shares”) which were previously registered on a Registration Statement on Form S-8 (File No.333-20775), filed with the Securities and Exchange Commission on January 30, 1997 (the “1997 Registration Statement”).  Includes securities that may be issuable by reason of stock splits, stock dividends or similar transactions, as provided by Rule 416 of the Securities Act of 1933.

(2)                                  The Carried Forward Shares were previously registered under the 1997 Registration Statement and a registration fee was paid with such registration statement; therefore, pursuant to General Instruction E to Form S-8, no additional filing fee is required with respect to the Carried Forward Shares.

(3)                                  Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933.   The price is based upon the average of the high and low price per share of Common Stock on the Over the Counter Bulletin Board System of the National Association of Securities Dealers as of September 23, 2005.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Samsonite Corporation, a Delaware corporation (the “Company”), in order to register (i) 200,000 shares of Common Stock, par value $.01 per share, for issuance pursuant to the Company’s Directors’ Stock Plan (the “Directors’ Plan”), not previously registered; and (ii) 19,685 shares (the “Carried Forward Shares”) of Common Stock, par value $.01 per share, which were previously registered on a Registration Statement on Form S-8 (File No.333-20775), filed with the Securities and Exchange Commission on January 30, 1997 (the “1997 Registration Statement”).  All 219,685 shares of common stock may be offered and sold under the Directors’ Plan pursuant to this registration statement.

The Directors’ Plan was approved and adopted at the Company’s annual meeting of stockholders in 1996, with 200,000 shares of common stock reserved for issuance.  An amendment to the Directors’ Plan was approved and adopted at the Company’s annual meeting of stockholders in 2001 to increase the number of shares available for issuance thereunder to 400,000.  The Carried Forward Shares consist of shares which were registered under the 1997 Registration Statement and which remain available for issuance under the Directors’ Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a)                                  The Company’s Annual report on Form 10-K for the fiscal year ended January 31, 2005;

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Company’s Form 10-K referred to in (a) above; and

(c)                                  The description of the Company’s common stock, par value $0.01 per share (the “Common Stock”), contained in the Company’s registration statement on Form 8-A filed under the Exchange Act (File No. 0-23214), including any subsequent amendment or any report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement.  Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

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Item 6.  Indemnification of Directors and Officers.

Certificate of Incorporation and By-Laws

The Company’s Amended and Restated Certificate of Incorporation provides that each person who is or was or had agreed to become a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors of the Company as an employee or agent of the Company or as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company, in accordance with the Company’s By-Laws, to the full extent permitted from time to time by the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect. The Company’s Amended and Restated Certificate of Incorporation also specifically authorizes the Company to enter into agreements with any person which provide for indemnification greater or different from that provided by the Company’s Amended and Restated Certificate of Incorporation.

The Company’s By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as described in the next paragraph with respect to Proceedings seeking to enforce rights to indemnification, the Company will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

Pursuant to the Company’s By-Laws, if a claim described in the preceding paragraph is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. The Company’s By-Laws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met

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the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The Company’s By-Laws provide that following any “change in control” of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, any determination as to entitlement to indemnification will be made by independent legal counsel selected by the claimant which independent legal counsel will be retained by the Board of Directors on behalf of the Company.

The Company’s By-Laws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Company’s By-Laws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Company’s Amended and Restated Certificate of Incorporation, the Company’s By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s By-Laws permit the Company to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. In addition, the Company’s By-Laws authorize the Company, to the extent authorized from time to time by the Company’s Board of Directors, to grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition, to any agent of the Company to the fullest extent of the provisions of the Company’s By- Laws with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

The Company’s By-Laws provide that the right to indemnification conferred therein will be a contract right and will include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition, except that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, will be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the Company’s By-Laws or otherwise.

Indemnification Agreements

The Company has entered into indemnification agreements with certain of the Company’s directors and officers. The indemnification agreements require, among other things, the

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Company to indemnify the officers and directors to the fullest extent permitted by law, and to advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company will also indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company’s directors’ and officers’ liability insurance. Although such indemnification agreements will offer substantially the same scope of coverage afforded by provisions in the Company’s Amended and Restated Certificate of Incorporation and the Company’s By-Laws, they provide greater assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors of the Company or by the stockholders to eliminate the rights provided therein. Indemnification for officers of the Company is or will be provided for in their respective employment agreements.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.1(a)	Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1996.)

4.1(b)

Certificate of Amendment to the Amended and Restated Certification of Incorporation of Samsonite Corporation. (Incorporated by reference from the Company’s Definitive Proxy Statement filed June 30, 2003.)

4.1(c)

Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of 2003 Convertible Preferred Stock and Qualifications, Limitations and Restrictions thereof. (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2003.)

4.2	Restated By-Laws of the Company. (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1996.)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Samsonite Corporation Directors’ Stock Plan, as amended. (Incorporated by reference from the Company’s definitive proxy statement filed May 9, 2001).

23.1*	Consent of KPMG LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).

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24.1	Power of Attorney included on signature page hereto.

* Filed herewith.

Item 9.  Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where

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applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on September 28, 2005.

SAMSONITE CORPORATION

By:	/s/ Richard H. Wiley
	Name:	Richard H. Wiley
	Title:	Chief Financial Officer, Treasurer, Secretary
and Senior Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard H. Wiley, Larry C. Ross or Douglas W. Sundby, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marcello Bottoli	Director, President and Chief	September 28, 2005
Marcello Bottoli	Executive Officer (Principal Executive
Officer)

/s/ Richard H. Wiley	Chief Financial Officer, Treasurer,	September 28, 2005
Richard H. Wiley	Secretary and Senior Vice President
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Melissa Bethell	Director	September 28, 2005
Melissa Bethell

Signature	Title	Date

/s/ Charles J. Philippin	Director	September 28, 2005
Charles J. Philippin

/s/Ferdinando Grimaldi Quartieri	Director	September 28, 2005
Ferdinando Grimaldi Quartieri

/s/ Antony P. Ressler	Director	September 28, 2005
Antony P. Ressler

/s/ Lee Sienna	Director	September 28, 2005
Lee Sienna

/s/ Donald L. Triggs	Director	September 28, 2005
Donald L. Triggs

/s/ Richard T. Warner	Director	September 28, 2005
Richard T. Warner

/s/ Jeffrey B. Schwartz	Director	September 28, 2005
Jeffrey B. Schwartz

EXHIBIT INDEX

Exhibit Number	Description

4.1(a)	Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1996.)

4.1(b)

Certificate of Amendment to the Amended and Restated Certification of Incorporation of Samsonite Corporation. (Incorporated by reference from the Company’s Definitive Proxy Statement filed June 30, 2003.)

4.1(c)

Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of 2003 Convertible Preferred Stock and Qualifications, Limitations and Restrictions thereof. (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2003.)

4.2	Restated By-Laws of the Company. (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1996.)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Samsonite Corporation Directors’ Stock Plan, as amended. (Incorporated by reference from the Company’s definitive proxy statement filed May 9, 2001).

23.1*	Consent of KPMG LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).

24.1	Power of Attorney included on signature page hereto.

* Filed herewith.